                                                                    EXHIBIT 21.1


The following subsidiaries, all of which were 100% directly owned, were included in the Registrant's consolidated financial statements.

NAME OF SUBSIDIARY                      STATE OR JURISDICTION OF INCORPORATION
- ------------------                      --------------------------------------
Distel, Inc.                            California
RC Components, Inc.                     Massachusetts
Micatron Inc.                           New York
Quality Components, Inc.                Texas
Jaco Overseas, Inc.                     Virgin Islands
Nexus Custom Electronics, Inc.          New Jersey
Jaco Electronics Canada, Inc.           Canada